Exhibit 10.1

10.1	Description of Chief Financial Officer compensatory arrangement.

    R. Anthony Nelson, the Company’s Chief Financial Officer as of April 25, 2007, receives an annual base salary of $170,000 for 2007, subject to annual increase. He is also eligible to participate in the Company’s Bonus Plan.

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